Filed pursuant to Rule 424(b)(2)

Registration No. 333-169119

SUPPLEMENT TO THE PRICING SUPPLEMENT DATED MAY 31, 2013

(To the Prospectus dated August 31, 2010 and

the Prospectus Supplement dated May 27, 2011)

EXPLANATORY NOTE

This supplement is being filed solely for the purposes of providing the “Calculation of Registration Fee” table with respect to the pricing supplement, dated May 31, 2013 (File No. 333-169119), filed by Barclays Bank PLC with the Securities and Exchange Commission on June 4, 2013, relating to $2,000,000 principal amount of Callable Contingent Coupon Notes due June 4, 2015 linked to the Common Stock of the American Capital Agency Corp. (CUSIP: 06741J2J7). The “Calculation of Registration Fee” table was inadvertently omitted from such pricing supplement and is included herein.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,000,000	$272.80

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

The date of this supplement is June 5, 2013.